Exhibit 10.11

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [●], 2020, between [●], a [Delaware] [●] (the “Spin-Off Entity”), on the one hand, and Chanticleer Holdings, Inc., a Delaware corporation (“Public Company”) and Sonnet BioTherapeutics, Inc., a New Jersey corporation (the “Merger Partner”). Each of the Spin-Off Entity, Public Company and Merger Partner are sometimes referred to herein as a “Party” and together the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Public Company and the Merger Partner are parties to that certain Agreement and Plan of Merger, dated October 10, 2019, as amended on February 7, 2020 (the “Merger Agreement”), in connection with which Public Company has agreed as a condition to the Merger and prior to its consummation to (i) transfer and contribute to the Spin-Off Entity all assets and liabilities of Public Company and/or its Subsidiaries, except for Biosub Inc. and those assets pertinent to Public Company’s continued existence as a public company with a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Spin-Off Business”), including without limitation all of the assets and liabilities of Public Company’s business of owning, operating and franchising fast casual dining concepts domestically and internationally (such transaction or series of transactions, and all undertakings of Public Company, Merger Sub, and all of their respective Subsidiaries for the purpose thereof and otherwise ancillary thereto, the “Contribution”) in connection with the Spin-Off Entity’s assuming the Spin-Off Business and (ii) to distribute 100% of the equity of Spin-Off Entity to the Public Company equityholders of record determined as of such time (the “Distribution” and, together with the Contribution, the “Disposition”).

WHEREAS, to induce Public Company and Merger Partner to consummate the transactions contemplated by the Merger Agreement, pursuant to the terms hereof, the Spin-Off Entity wishes to indemnify the Disposition Indemnitees (as defined below) for any Losses incurred by the Disposition Indemnitees related to or arising out of the Disposition or the Spin-Off Business.

NOW, THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding. Expenses, however, shall not include amounts paid in settlement by a Disposition Indemnitee or the amount of judgments or fines against a Disposition Indemnitee.

(b) “Losses” means all actual or threatened claims, losses, liabilities, demands, judgments, damages, fines, payments, penalties, awards (whether paid in settlement or pursuant to judgment), suits, and reasonable and documented fees, costs and expenses (including advancement thereof), including attorney’s fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative, investigative or otherwise; and further provided, that “Losses” shall include “Taxes” with respect to claims for indemnification pursuant to Section 3(c).

(c) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, subpoena, tax audit, regulatory or administrative hearing or any other actual, threatened or completed proceeding, whether of a civil, criminal, administrative, legislative, or investigative nature, including any appeal therefrom, in which a Disposition Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise in connection with the Spin-Off Business or the Disposition.

2. Survival of Representations and Warranties. Notwithstanding anything in the Merger Agreement to the contrary, the representations, warranties, covenants, obligations and other agreements contained in the Merger Agreement shall survive the Closing for purposes of indemnification by the Spin-Off Entity hereunder.

3. Indemnification by the Spin-Off Entity. The Spin-Off Entity shall defend, indemnify and hold harmless Public Company and the Merger Partner, and each of their respective Affiliates, and their respective directors, officers, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives (each, a “Disposition Indemnitee” and collectively, the “Disposition Indemnitees”) from and against any and all claims and Losses that they may suffer, sustain or incur or become subject to, whether prior to, on, or after the Closing Date, arising out of, based upon or in connection with:

(a) the Disposition;

(b) any and all liabilities of the Spin-Off Entity or relating to or arising from the Spin-Off Business, whether arising prior to or after the date hereof, or from the Disposition;

(c) any misrepresentation or breach of warranty made by Public Company contained in Article IV of the Merger Agreement as if such representation or warranty were made by the Spin-Off Entity, it being understood that for the purpose of determining whether a breach occurred and when calculating any such Loss in respect thereof, all qualification or limitations as to “materiality” or “Material Adverse Effect” and words of similar import set forth therein shall be disregarded; and/or

(d) (i) any and all liability for Taxes with respect to any taxable period of Public Company (or any predecessors) for all taxable periods (or portion thereof) ending on or before the Closing Date; (ii) any and all liability of the Disposition Indemnities (as a result of Treasury Regulation §1.1502-6 or otherwise) for Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date of any Person (A) with whom Public Company joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined, unitary or aggregate Tax Return prior to the Closing Date or (B) imposed on Public Company, as a transferee or successor, by Contract or otherwise, which Taxes relate to an event or transaction occurring before the Closing Date; and (iii) any payments required to be made after the Closing Date under any Tax allocation, Tax indemnity or Tax sharing agreement or similar Contract or arrangement to which Public Company was obligated, bound by or was a party on or prior to the Closing Date; provided, however, that the Spin-Off Entity shall have no obligation to indemnify the Disposition Indemnities against any adverse consequences consisting of, or relating to, (1) property Taxes or (2) Taxes resulting from any transactions occurring on the Closing Date after the Closing outside the ordinary course of business (other than any transaction contemplated by the Merger Agreement or the Disposition).

4. Notification and Defense of Claims.

(a) Notification of Claims. The Spin-Off Entity also shall indemnify, defend and hold the Disposition Indemnitees harmless, against any Losses incurred by the Disposition Indemnitees from Disposition Indemnitees becoming a party to or participant in, or being threatened to be made a party to or participant in, any Proceeding by a Third Party (a “Third Party Claim”) by reason or arising out of the Disposition or the Spin-Off Entity’s operation of the Spin-Off Business following the Closing (an “Indemnifiable Event”). A Disposition Indemnitee shall notify the Spin-Off Entity in writing as soon as reasonably practicable after receiving written notice of any Third Party Claim which could relate to an Indemnifiable Event, including a description of the nature of, and the facts underlying, such Third Party Claim and the amount of asserted Losses (if known). The failure by a Disposition Indemnitee to timely notify the Spin-Off Entity hereunder shall relieve the Spin-Off Entity from any liability hereunder only to the extent the Spin-Off Entity is materially prejudiced by such failure.

(b) Defense of Claims. The Spin-Off Entity shall be entitled to participate in the defense of any Third Party Claim relating to an Indemnifiable Event at its own expense. Each Disposition Indemnitee shall have the right to employ its own legal counsel in such Third Party Claim at the Spin-Off Entity’s expense.

5. Settlement of Claims. The Spin-Off Entity shall not be liable to a Disposition Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Third Party Claim related to an Indemnifiable Event entered without such Spin-Off Entity’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Spin-Off Entity may not settle any Third Party Claim related to an Indemnifiable Event without the applicable Disposition Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, unless (a) settlement provides solely for the payment of money, (b) the Spin-Off Entity makes such payment in full pursuant to the terms thereof and (c) the applicable Disposition Indemnitee receives a full, unconditional release with respect to such Third Party Claim.

6. Advance of Expenses. Each Disposition Indemnitee shall have the right to advancement by the Spin-Off Entity, prior to the final disposition of any Proceeding by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by such Disposition Indemnitee in connection with any Proceeding. Each Disposition Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within ten (10) days after any request by a Disposition Indemnitee, the Spin-Off Entity shall, in accordance with such request, (a) pay such Expenses on behalf of such Disposition Indemnitee, (b) advance to such Disposition Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse such Disposition Indemnitee for such Expenses (collectively, “Expense Advances”); provided, that each Disposition Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final, non-appealable judgment that such Disposition Indemnitee is not entitled to be indemnified by the Spin-Off Entity. The Disposition Indemnitee’s obligation to reimburse the Spin-Off Entity for Expense Advances shall be unsecured and no interest shall be charged thereon.

7. Duration. All agreements and obligations of the Spin-Off Entity contained herein shall continue through the sixth (6th) anniversary of the date on which any Disposition may be consummated and shall continue thereafter with respect to any Indemnifiable Event as to which the Spin-Off Entity has received notice prior to and on such sixth (6th) anniversary date.

8. Liability Insurance. The Public Company and/or the Spin-Off Entity, as applicable, shall obtain applicable insurance providing coverage for the Spin-Off Entity’s obligations hereunder and name the Disposition Indemnitees as additional insured parties. The Spin-Off Entity shall notify the applicable insurance carrier as soon as practicable regarding any Third Party Claim or other notification obligation under such insurance policy.

9. No Duplication of Payments. The Spin-Off Entity shall not be liable under this Agreement to make any payment to a Disposition Indemnitee in respect of any Losses to the extent such Disposition Indemnitee has actually received payment under any insurance policy, from a third party or otherwise, of the amounts indemnifiable by the Spin-Off Entity hereunder; provided, however, that the Spin-Off Entity shall not use this provision to delay or withhold payment of indemnifiable Losses to the extent not actually received by Disposition Indemnitee under an insurance policy, from a third party, or otherwise. The Disposition Indemnitee shall have no obligation to pursue recovery, or commence legal proceedings to recover, under an insurance policy, from a third party, or otherwise.

10. Miscellaneous. Sections 8.3 (Fees and Expenses), 8.4 (Amendment), 8.8 (Integration of Agreement), 9.2 (Notices), 9.5 (Assignment), 9.7 (Counterparts and Signature), 9.8 (Interpretation), 9.9 (Governing Law) and 9.11 (Submission to Jurisdiction) of the Merger Agreement are hereby incorporated by reference into this Agreement and the provisions of such Sections shall be applied, mutatis mutandis, to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the date first written above.

[●], a Delaware [●]

By:
Name:
Title:

Chanticleer Holdings, Inc., a Delaware corporation

By:
Name:
Title:

Sonnet BioTherapeutics, Inc., a New Jersey corporation

By:
Name:
Title:

[Signature Page to Indemnification Agreement]